Exhibit 10.12

RESTRICTED UNIT AGREEMENT

This RESTRICTED UNIT AGREEMENT, dated as of August 8, 2003 (the “Award”), is between Riverwood Holding, Inc., a Delaware corporation (the “Company”), and the Grantee whose name appears on the signature page hereof (the “Grantee”) under the terms of the Graphic Packaging International Corporation Executive Employment Agreement (the “Employment Agreement”) and the 2003 Riverwood Holding, Inc. Long-Term Incentive Plan (the “Plan”). Capitalized terms used in this Award and not otherwise defined herein have the meaning given in the Employment Agreement. If any provision of this Award (other than Sections 2 and 5) is inconsistent with any provision of the Plan (as either may be interpreted from time to time by the Board), the Plan shall control.

1.  Grant of Restricted Units.  Effective as of the date of the consummation of the merger (the “Effective Date”), the Company hereby evidences and confirms its award to the Grantee of the number of Restricted Units set forth on the signature page hereof, which represent the Company’s contractual obligation to deliver shares of Common Stock (the “Shares”) to the Grantee upon the terms set forth herein. As of the Effective Date, the Grantee shall have no rights with respect to the shares of restricted stock in Graphic Packaging International Corporation that were awarded to the Executive and set forth on Schedule A of the Employment Agreement.

2.  Vesting of Restricted Units.  The Restricted Units shall vest 33 1/3% on each of the first three anniversaries of the Effective Date, subject to the Executive’s continuous employment with the Company of one of its affiliates from the Effective Date through each such vesting date, provided that the Restricted Units shall become fully vested upon the first to occur of (i) the termination of the Executive’s employment by the Company without Cause, due to Death or Disability, due to retirement, or if the Executive terminates employment for Good Reason, and (ii) the occurrence of a Change of Control. If the Executive’s employment terminates after the first or second anniversary of the Effective Date for reasons other than provided in clause (i) or (ii) of the preceding sentence, he shall retain the right to any Restricted Units that have become vested and nonforfeitable, subject to Section 3, which shall be payable pursuant to Section 5.

3.  Forfeiture.  If the Executive’s employment is terminated for Cause on or before the date on which any Restricted Units have become payable pursuant to Section 5, such Restricted Units awarded to the Executive shall be canceled and the Executive shall forfeit all rights to the Restricted Units and any Shares issuable for such Restricted Units.

4.  Dividend Equivalents.  If the Company pays any cash dividend on the Common Stock before the shares underlying the Restricted Units are delivered to the Grantee pursuant to Section 5, the Grantee will be credited on the record date established for such dividend with a number of Restricted Units equal to the greatest whole number which may be obtained by dividing (i) the value of such dividend by (ii) the Fair Market Value of a Share on such date. Any such additional Restricted Units shall become vested and nonforfeitable, if at all, on the same terms and conditions as are applicable in respect of the Restricted Units.

5.  Delivery of Shares Underlying Vested Restricted Units.  Shares underlying vested Restricted Units shall be delivered on the earlier of (i) the third anniversary of the Effective Date, (ii) termination of the Executive’s employment by the Company without Cause, due to Death or Disability, due to retirement, or if the Executive terminates employment for Good Reason, and (iii) the occurrence of a Change of Control.

6.  Representations and Warranties.

(a)    Investment Intention. The Grantee represents and warrants that the Restricted Units have been, and any Shares will be, acquired by the Grantee solely for the Grantee’s own account for investment and not with a view to or for sale in connection with any distribution thereof. The Grantee further understands, acknowledges and agrees that none of the Restricted Units may be transferred, sold, pledged, hypothecated or otherwise disposed of except to the extent expressly permitted hereby.

(b)   Ability to Bear Risk. The Grantee represents and warrants that (i) the financial situation of the Grantee is such that the Grantee can afford to bear the economic risk of holding the Restricted Units and Shares for an indefinite period and (ii) the Grantee can afford to suffer the complete loss of the Grantee’s investment in the Restricted Units and Shares.

7.     Miscellaneous.

(a)    Tax Withholding. Whenever Shares or other property are to be distributed in respect to any Restricted Units awarded hereunder, the Company shall have the power to withhold, or require the Grantee to remit to the Company, an amount sufficient to satisfy United States Federal, state, local and non-U.S. withholding tax requirements, including but not limited to income, social security and employment taxes, relating to such issuance, and the Company may defer issuance of such Shares or other property until such requirements are satisfied. The Board may, in its discretion, permit the Grantee to elect, subject to such conditions as the Board shall impose, to satisfy his withholding obligation hereunder with Shares or any other property issuable hereunder. Notwithstanding the foregoing, in the event Shares are to be distributed pursuant to (i) the Company’s termination of the Executive’s employment without Cause, due to Death or Disability, due to retirement, or (ii) the Executive’s termination of employment for Good Reason or (iii) the occurrence of a Change of Control, the Company shall withhold from the number of Shares otherwise deliverable enough Shares (based on the Fair Market Value at the time of distribution) to satisfy income and employment tax withholding requirements with respect to such distribution and delivery.

(b)   Nonassignability. The Restricted Units granted hereby are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Grantee upon the Grantee’s death.

(c)    No Rights as a Stockholder. Neither the Grantee nor any person or persons to whom the Grantee’s rights under this Award shall have passed by will or by the laws of descent and distribution, as the case may be, shall have any voting, dividend or other rights or privileges as a stockholder of the Company with respect to any Shares corresponding to the Restricted Units granted hereby unless and until a certificate for Shares is issued in respect thereof.

(d)   No Right to Continued Employment. Nothing in the Employment Agreement or this Award shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate the Grantee’s employment at any time, or confer upon the Grantee any right to continue in the employ of the Company or any of its Subsidiaries.

(e)    Interpretation. The Board shall have full power and discretion to construe and interpret the Employment Agreement, the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Board under or pursuant to this Award shall be final and binding and conclusive on all persons affected hereby.

(f)    Binding Effect; Benefits. This Award shall be binding upon and inure to the benefit of the Company and the Grantee and their respective successors and assigns. Nothing in this Award, express or implied, is intended or shall be construed to give any person other than the Company or the Grantee or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(g)   Amendment. This Award may not be altered, modified, or amended except by a written instrument signed by the Company and the Grantee.

(h)   Severability. In the event that any one or more of the provisions of this Award shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

(i)     Notices. All notices and other communications required or permitted to be given under this Award shall be given in the manner prescribed in the Employment Agreement.

(j)     Sections and Other Headings. The section and other headings contained in this Award are for reference purposes only and shall not affect the meaning or interpretation of this Award.

(k)    Governing Law. This Award shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflict of laws except to the extent the laws of the State of Delaware specifically and mandatorily apply.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Award as of the date first above written.

Riverwood Holding, Inc.

By:
Name:
Title:

THE GRANTEE:

Number of Restricted Units